SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2003

ActivCard Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	*	45-0485038
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6623 Dumbarton Circle, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

*	This report is being filed with the Securities and Exchange Commission by ActivCard Corp. as a successor issuer to ActivCard S.A. under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended. The Commission File Number of ActivCard S.A. is 000-30612.

Item 5.    Other Events

On January 6, 2003, ActivCard Corp., a Delaware corporation (the “Company”), commenced an exchange offer pursuant to which the Company offered to exchange one share of its common stock for each ActivCard S.A. common share and each ActivCard S.A. American depositary share (“ADS”) duly tendered. The Company undertook the exchange offer for the purpose of moving the domicile of the publicly traded entity in the ActivCard group of companies from the Republic of France to the State of Delaware in the United States.

The exchange offer expired at 12:00 midnight, New York City time, on Monday, February 3, 2003. The Company accepted for exchange all ActivCard S.A. common shares and ADSs validly tendered (and not properly withdrawn) prior to the expiration. The exchange agents have advised the Company that approximately 24,328,537 common shares and 14,529,139 ADSs (including through notices of guaranteed delivery) were tendered and not withdrawn in the exchange offer prior to its expiration, which constitutes approximately 92.5% of the outstanding securities of ActivCard S.A. The Company will announce the final results of the exchange offer promptly after they have been determined.

As a result of the exchange offer, ActivCard S.A. has become a majority-owned subsidiary of the Company and the Company now controls the ActivCard group of companies. The Company’s common stock will be listed on Nasdaq National Market and Nasdaq Europe under the symbol “ACTI”, replacing the ActivCard S.A. ADSs and common shares. The Company expects that the common stock will temporarily trade on the Nasdaq National Market under the symbol “ACTID” for a period of up to twenty trading days.

Securities Registered Under the Securities Exchange Act of 1934

Pursuant to Regulation 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s common stock, par value $0.001 per share, is deemed registered under Section 12(g) of the Exchange Act.

Description of ActivCard Corp. capital stock

The authorized capital stock of the Company consists of 75,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, including the election of directors. Subject to any preferential rights of the preferred stock, the holders of common stock are entitled to receive dividends, when and if declared by the board of directors, out of assets legally available for the payment of dividends. In the event of any dissolution, liquidation of winding up of the Company, the holders of the common stock are entitled to receive all remaining assets of the corporation after payment of liabilities, subject to any preferential amounts distributed to the preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Company common stock. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company’s board of directors may designate in the future.

The Company has 10,000,000 shares of preferred stock authorized, none of which are outstanding. The Company’s board of directors has the authority, subject to any limitations prescribed by law, without stockholder approval, to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to Delaware corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of preferred stock.

Effect of certain provisions of the Company’s certificate of incorporation and bylaws and the Delaware anti-takeover statute

Certificate of Incorporation and Bylaws.    Some provisions of Delaware law and the Company’s certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of the Company by means of a tender offer;

•	acquisition of the Company by means of a proxy contest or otherwise; or

•	removal of the Company’s incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in the Company’s management. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors.

•	Undesignated preferred stock. The ability to authorize undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

•	Stockholder meetings. The Company’s charter documents provide that a special meeting of stockholders may be called only by the chairman of the board, the president, or by a resolution adopted by a majority of the board of directors.

•	Requirements for advance notification of stockholder nominations and proposals. The Company’s bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•	Elimination of stockholder action by written consent. The Company’s certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Rights. The Company’s certificate of incorporation gives the board of directors the ability to issue rights pursuant to Section 157 of the Delaware General Corporation Law.

•	Amendments. The amendment of any of the above provisions in the Company’s certificate of incorporation requires approval by holders of at least 66 2/3% of the then outstanding common stock. In addition, any amendment of the Company’s bylaws by the stockholders requires approval by holders of at least 66 2 /3% of the then outstanding common stock.

Delaware anti-takeover statute.    The Company is subject to Section 203 of the Delaware General Corporation Law.

Transfer agent and registrar

The transfer agent and registrar of the Company common stock is The Bank of New York.

Item 7.    Financial Statements and Exhibits.

(c)  The following exhibits are included as part of this report:

3.1	Amended and Restated Certificate of Incorporation of ActivCard Corp. (incorporated by reference to Exhibit 3.1 to ActivCard Corp.’s Registration Statement on Form S-4 filed September 25, 2002, as amended (No. 333-100067) (the “Registration Statement”)).

3.2	Bylaws of ActivCard Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVCARD CORP.

Date: February 4, 2003	By:	/s/ BLAIR W. GEDDES
Blair W. Geddes
Chief Financial Officer